Exhibit 99.1

NATIONAL HOLDINGS TO RECEIVE AN ADDITIONAL $2 MILLION IN FINANCING; ST. CLOUD TO RECEIVE PARTIAL PAYMENT OF CONVERTIBLE NOTE AND AGREES TO EXTEND MATURITY DATE

NATIONAL HOLDINGS TO APPOINT CO-EXECUTIVE CHAIRMEN

New York, New York, July 25, 2012 -- National Holdings Corporation (OTCBB: NHLD.OB) (the “Company”), a full service investment banking company operating through its wholly-owned subsidiaries, today announced an agreement to receive an additional $2 million in financing pursuant to an amendment of the previously announced Securities Purchase Agreement dated March 30, 2012, which would represent an aggregate total of  $6 million debt investment into the Company from an investment group, National Securities Growth Partners, LLC (“NSGP”), the primary principals of which are Robert Fagenson, Bryant Riley, and Mark Klein.

Upon the closing of this transaction, Robert Fagenson and Mark Klein will also take on the role of Co-Executive Chairmen of the Company. Mark Goldwasser will continue to serve as CEO. We are also very pleased to announce that Leonard Sokolow, who had advised the Board of his contemplated resignation prior to this agreement, will continue to serve as non-executive Vice-Chairman and shall be a consultant to Company for a minimum of 18 months.

The Company will use $1.2 million of the additional $2 million in proceeds from the financing in partial satisfaction of indebtedness held by affiliates of St. Cloud Capital Partners II, L.P. evidenced by the 10% senior subordinated convertible promissory note in the original principal amount of $3 million, leaving a balance of $1.8 million with a maturity date that will be extended to January 31, 2013.

“We remain excited as we become significant investors in the Company, which is a top 40 financial services firm nationwide. With annual revenues approaching $130 million and over 1,000 independent brokers, advisors and associated personnel, we believe that National is extremely well positioned to grow and take advantage of the many strategic opportunities that currently exist in the financial services industry, including the ability to expand and enhance its presence in retail and institutional brokerage, corporate finance and investment advisory services”, said Robert Fagenson, current Chairman.

Mark Klein stated, “National has managed its business through one of the most difficult periods in the history of the financial services industry and this agreement to extend the maturity date of the St. Cloud Capital Partners II, L.P. note reflects a recognition of the extraordinary management efforts of Mark Goldwasser, CEO, and Leonard Sokolow, Vice Chairman, coupled with confidence that the National management team will continue to demonstrate their ability to reduce costs, rationalize operations, attract brokers and build upon our already strong and valuable financial services business.”

“We are extremely pleased with this financing which will help us to build greater value for our shareholders,” stated Mark Goldwasser, CEO, who continued, “We also believe that the addition of the Robert Fagenson and Mark Klein as Co-Executive Chairmen with their deep industry experience will be a catalyst to capture strategic and consolidation opportunities growing and diversifying our revenue base and furthering our overall growth and operational strategy.”

About National Holdings Corporation

With anticipated annual revenues of approximately $120 million for the fiscal year 2012 and over 1,000 independent advisors, brokers, traders, sales associates and support personnel, the Company is a leading Independent Advisor and Broker services company. As the migration of financial advisors from traditional wire houses, such as Merrill Lynch and Morgan Stanley (NYSE:MS) to Independent Advisors and Brokers, such as the Company and LPL Financial (NASDAQ:LPLA) accelerates, the Company's open architecture, high pay-out percentage, top tier compliance, supervision and operations are attractive to those advisors and brokers who want their independence but also want the support and product offerings of a larger firm.

National Holdings Corporation is a holding company for National Securities Corporation, vFinance Investments, Inc., EquityStation, Inc., National Asset Management, Inc., and National Insurance Corporation. National Securities, vFinance and EquityStation are broker-dealers registered with the Securities and Exchange Commission (“SEC”), and members of FINRA and SIPC. National Securities and vFinance are also members of the NFA. National Asset Management is a federally-registered investment adviser. National Insurance provides a full array of fixed insurance products to its clients. For more information, please visit our websites at www.nationalsecurities.com and www.vfinance.com.

Safe Harbor Statements

This release contains forward-looking statements within the meaning of the federal securities laws.  The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements relate to future events and/or future financial performance and involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Please refer to the documents National Holdings Corporation files, from time to time, with the SEC, including, but not limited to, the Company’s most recent Form 10-K and Form 10-Q and the cautionary statements contained therein.  These documents contain and identify important risk factors that could cause the actual results to differ materially from those contained in or implied by these forward-looking statements.  These risk factors included, without limitation, (i) our ability to increase revenues, achieve profitability or obtain additional financing, (ii) changes in general economic and business conditions (including in the securities industry), (iii) actions of our competitors, (iv) market fluctuations and volatility, (v) the extent to which we are able to develop and enhance new services and markets for our services, (vi) the time and expense involved in such development activities, (vii) risks in connection with acquisitions, (viii) the level of demand and market acceptance of our services, and (ix) changes in our business strategies.  The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made.  National Holdings Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and, therefore, readers should not place undue reliance on these forward-looking statements.

CONTACTS:
Mark Goldwasser
Chief Executive Officer
Tel: 212-417-8210